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                                                                   EXHIBIT 10.47

                                THIRD AMENDMENT
                             TO FIRST AMENDED AND
                         RESTATED EMPLOYMENT AGREEMENT


     This Third Amendment to First Amended and Restated Employment Agreement (the "Amendment") is made and entered into between Aviation Group, Inc., a Texas corporation (the "Company"), and Lee Sanders ("Employee"), effective as of February 23, 2000.

     WHEREAS, Employee and the Company have entered into that First Amended and Restated Employment Agreement dated as of April 15, 1997, as previously amended by the First Amendment and Second Amendment (collectively, the "Employment Agreement");

     WHEREAS, as compensation for the Employee's services to the Company and other duties and responsibilities contemplated in the Employment Agreement, the Company and Employee desire to amend the Employment Agreement as set forth herein;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree to amend the Employment Agreement as follows:

     1. Section 3.4 of the Employment Agreement shall be amended to read in its entirety as follows:

          3.4 Bonus Compensation. As additional compensation to Employee for his services to the Company and other duties and responsibilities herein contemplated, Employee may receive additional compensation (the "Bonus Compensation") when, as and if determined by the Board. The Bonus Compensation for the calendar year 2000 shall at a minimum be $300,000 (the "Minimum Bonus") and such Minimum Bonus shall be payable in full upon the earlier of (i) January 2, 2001 or (ii) the sale or other disposition, in one or more transactions, of the Company's operating subsidiaries, General Electrodynamics Corporation, Aero Design, Inc., Battery Shop L.L.C., Aviation Exteriors Louisiana, Inc., Aviation Exteriors Portland, Inc. and Aviation Exteriors Greenville, Inc., or all or substantially all of their assets, on terms as may be approved by the Board. Notwithstanding any other provision of this Agreement to the contrary, in the event of the termination of this Agreement or Employee's employment for any reason by the Company, the Company shall pay the Minimum Bonus to Employee in addition to any other sums that may be owing to Employee hereunder.
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     2.   The Employment Agreement, as amended hereby, shall continue in full force and effect.

     EXECUTED as of the date first above written.

                              AVIATION GROUP, INC.


                              By: /s/  Richard Morgan
                                 ------------------------------------
                                 Name:  Richard Morgan
                                 Title:    Executive Vice President


                              /s/  Lee Sanders
                              ----------------------------------------
                              Lee Sanders